Exhibit 23.1

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-100653, 333-86606, 333-59636, 333-41348, and 333-41288), on Form S-4 (No. 333-102783), and on Form S-3 (Nos. 333-104124, 333-37994, 333-65152, and 333-69578) of Janus Capital Group Inc. of our report dated July 25, 2003 relating to the financial statements of DST Output Marketing Services, which appears in this Current Report on Form 8-K/A of Janus Capital Group Inc. dated February 13, 2004.

/s/ PricewaterhouseCoopers LLP
Kansas City, Missouri
February 13, 2004